SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) July 2, 1997


                             BOSTON BIOMEDICA, INC.
    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             (Exact Name of Registrant as Specified in Its Charter)


 Massachusetts                     0-21615                       04-2652826
 .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
(State or Other                  (Commission                  (I.R.S. Employer
  Jurisdiction                   File Number)                Identification No.)
of Incorporation)


375 West Street, West Bridgewater, Massachusetts                      02379
 .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
   (Address of Principal Executive Offices)                         (Zip Code)


                                                         (508) 580-1900
Registrant's telephone number, including area code  .  .  .  .  .  .  .  .  .  .


 .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
     (Former Name or Former Address, If Changed Since Last Report)




Total number of pages:___
Exhibit index at page: 3








ITEM 2.   ACQUISITION OF ASSETS

         On July 2, 1997, the Registrant acquired, through BBI-Source Scientific, Inc., a Massachusetts corporation and wholly owned subsidiary of the Registrant, substantially all of the properties, assets, business and certain liabilities of Source Scientific, Inc., a California corporation ("Source Scientific"), for an aggregate cash purchase price of approximately $1,894,000. The purchase price paid in connection with the acquisition was based on a determination by the Board of Directors of the Registrant as to the fair market value of the business of Source Scientific. The Registrant funded the acquisition through its existing resources. Source Scientific is engaged in the business of designing, manufacturing and marketing devices used in hospital, clinical and analytical laboratories, and is based in Garden Grove, California. The Registrant intends to retain the existing management team, facility and employees of Source Scientific.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired and Pro Forma Financial Information.
              ------------------------------------------------------------------
               None.

         (b)  Exhibits.

                  Exhibit No.                   Description of Exhibit
                  -----------                   ----------------------

                     2                         Asset Purchase Agreement




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BOSTON BIOMEDICA, INC.


Date:  July 17, 1997               By: /s/ Kevin W. Quinlan
                                       --------------------
                                       Kevin W. Quinlan, Chief Financial Officer







                                  EXHIBIT INDEX

EXHIBIT NO.                 DESCRIPTION OF EXHIBIT

    2                       Asset Purchase Agreement



                                      -2-







                                                                   EXHIBIT NO. 2




================================================================================





                            ASSET PURCHASE AGREEMENT

                ACQUISITION OF SUBSTANTIALLY ALL OF THE ASSETS OF

                             SOURCE SCIENTIFIC, INC.

                                       BY

                          BBI-SOURCE SCIENTIFIC, INC.,
                            a wholly owned subsidiary

                                       OF

                             BOSTON BIOMEDICA, INC.

                              DATED: MARCH 26, 1997




================================================================================


                                      -3-







                            ASSET PURCHASE AGREEMENT


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE 1.  PURCHASE AND SALE OF ASSETS....................................... 4

   1.1 Sale of Assets......................................................... 4
   1.2 Assumption of Liabilities.............................................. 4
   1.3 Purchase Price and Payment............................................. 6
   1.4 Adjustment to Purchase Price........................................... 6
   1.5 Time and Place of Closing.............................................. 6
   1.6 Delivery of Assumption of Liabilities.................................. 6
   1.7 Transfer of Subject Assets............................................. 7
   1.8 Delivery of Records and Contracts...................................... 7
   1.9 Change of Name......................................................... 7
   1.10 Further Assurances.................................................... 7
   1.11 Tax Returns........................................................... 8
   1.12 Allocation of Purchase Price.......................................... 8


ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF SELLER.......................... 8

   2.1 Organization and Qualification of Seller............................... 8
   2.2 Capitalization of Seller............................................... 8
   2.3 Subsidiaries........................................................... 8
   2.4 Authorization of Transaction........................................... 9
   2.5 Present Compliance with Obligations and Laws........................... 9
   2.6 No Conflict of Transaction With Obligations and Laws................... 9
   2.7 Financial Statements...................................................10
   2.8 Absence of Undisclosed Liabilities.....................................10
   2.9 Absence of Certain Changes.............................................10
   2.10 Payment of Taxes......................................................11
   2.11 Title to Properties; Liens; Condition of Properties...................12
   2.12 Collectibility of Accounts Receivable.................................12
   2.13 Inventories...........................................................13
   2.14 Intellectual Property Rights..........................................13
   2.15 Contracts and Commitments.............................................15
   2.16 Labor and Employee Relations..........................................16
   2.17 Employee Benefits and ERISA...........................................16
   2.18 Environmental Matters.................................................18
   2.19 Permits...............................................................19
   2.20 Warranty or Other Claims..............................................20
   2.21 Litigation............................................................20
   2.22 Borrowings and Guarantees.............................................20
   2.23 Financial Service Relations and Powers of Attorney....................20
   2.24 Insurance.............................................................20
   2.25 Minute Books..........................................................21

   2.26 Finder's Fee..........................................................21
   2.27 Transactions with Interested Persons..................................21
   2.28 Absence of Sensitive Payments.........................................21
   2.29 Disclosure of Material Information....................................21
   2.30 SEC Filings...........................................................22


ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BBI AND BUYER...................22

   3.1 Organization of BBI and Buyer..........................................22
   3.2 Authorization of Transaction...........................................22
   3.3 No Conflict of Transaction With Obligations and Laws...................22
   3.4 SEC Filings............................................................23
   3.5 Litigation.............................................................24
   3.6 Finder's Fee...........................................................24


ARTICLE 4.  COVENANTS OF SELLER...............................................24

   4.1 Conduct of Business....................................................24
   4.2 Authorization from Others..............................................25
   4.3 Breach of Representations and Warranties...............................25
   4.4 Consummation of Agreement..............................................25
   4.5 Compliance with Securities Laws........................................26


ARTICLE 5.  COVENANTS OF BBI AND BUYER........................................26

   5.1 Authorization from Others..............................................26
   5.2 Consummation of Agreement..............................................26
   5.3 Disclosure of Adverse Change...........................................26


ARTICLE 6.  CONDITIONS TO OBLIGATIONS OF BBI AND BUYER........................26

   6.1 Shareholder Authorization..............................................26
   6.2 Dissenting Stockholders................................................26
   6.3 Representations; Warranties; Covenants.................................27
   6.4 No Material Adverse Change.............................................27
   6.5 Opinion of Seller's Counsel............................................27
   6.6 Employment Contracts...................................................27
   6.7 Non-Competition Contracts..............................................27
   6.8 Approval of Board of Directors.........................................27
   6.9 Approval of Buyer's Counsel............................................28
   6.10 Absence of Certain Litigation.........................................28
   6.11 FIRPTA Certificate....................................................28
   6.12 Consents and Waivers..................................................28
   6.13 Escrow Agreement......................................................28
   6.14 Convertible Debentures................................................28
   6.15 Opinion of Auditors...................................................28
   6.16 Opinion of Investment Banking Firm....................................29
   6.17 Due Diligence.........................................................29
   6.18 Facility Lease........................................................29
   6.19 Reduction of Interest Payments........................................29
   6.20 Consents to Transactions..............................................29
   6.21 Authorization.........................................................29

   6.22 Bulk Sales Law........................................................29


ARTICLE 7.  CONDITIONS TO OBLIGATIONS OF SELLER...............................29

   7.1 Shareholder Authorization..............................................30
   7.2 Representations; Warranties; Covenants.................................30


ARTICLE 8.  TERMINATION OF AGREEMENT..........................................30

   8.1 Termination............................................................30
   8.2 Right to Proceed.......................................................30


ARTICLE 9.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING......................30

   9.1 Survival of Warranties.................................................30
   9.2 Collection of Assets...................................................30
   9.3 Payment of Debts.......................................................31


ARTICLE 10.  INDEMNIFICATION..................................................31

   10.1 Definitions...........................................................31
   10.2 Indemnification by Seller.............................................32
   10.3 Indemnification by Buyer..............................................32
   10.4 Defense of Third Party Actions........................................33
   10.5 Miscellaneous.........................................................34
   10.6 Payment of Indemnification............................................34


ARTICLE 11.  MISCELLANEOUS....................................................34

   11.1  Fees and Expenses....................................................34
   11.2 Notices...............................................................34
   11.4 Publicity and Disclosures.............................................35
   11.5 Non-Solicitation......................................................36
   11.6 Confidentiality.......................................................36
   11.7 Entire Agreement......................................................36
   11.8 Severability..........................................................36
   11.9 Assignability.........................................................36
   11.10 Amendment............................................................36
   11.11 Attorney-in-Fact.....................................................36
   11.12 Governing Law; Venue.................................................36
   11.13 Counterparts.........................................................37
   11.14  Effect of Table of Contents and Headings............................37

                            ASSET PURCHASE AGREEMENT


      AGREEMENT entered into as of the 26th day of March, 1997, among Boston Biomedica, Inc., a Massachusetts corporation with its principal place of business in West Bridgewater, Massachusetts ("BBI"), BBI-Source Scientific, Inc., a Massachusetts corporation and wholly owned subsidiary of BBI ("Buyer") and Source Scientific, Inc., a California corporation with its principal place of business in Garden Grove, California ("Seller").

                                    RECITALS:

      WHEREAS, Buyer wishes to acquire substantially all of the assets of Seller and assume certain liabilities and obligations of Seller, and Seller wishes to convey such assets to Buyer, subject to such liabilities and subject to the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.  PURCHASE AND SALE OF ASSETS.

         1.1     Sale of Assets.

                 (a) Subject to the provisions of this Agreement and except as expressly excluded in paragraph 1.1(b), Seller agrees to sell and Buyer agrees to purchase, at the Closing (as defined in Section 1.5 hereof), all of the properties, assets and business of Seller of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including without limitation all assets set forth on Schedule 1.1 hereto, all assets shown or reflected on the Base Balance Sheet (as defined in Section 2.7 hereof) of Seller and all assets acquired or created by Seller in the ordinary course of business and consistent with the terms hereof since the date of the Base Balance Sheet through the Closing, and all of Seller's good will and the exclusive right to use the name of Seller as all or part of a trade or corporate name. The assets, property and business of Seller to be sold to and purchased by Buyer under this Agreement are hereinafter sometimes referred to as the "Subject Assets."

                 (b) Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller's organization or stock capitalization shall be excluded from the Subject Assets.

                 1.2    Assumption of Liabilities.

                 (a) Upon the sale and purchase of the Subject Assets, except as excluded in paragraph 1.2(b), Buyer shall assume and agree to pay or discharge when due the following:

                        (i) those liabilities of Seller listed on Schedule 1.2(a) hereto, as derived from the Base Balance Sheet;








                        (ii) liabilities for accrued vacation and unreimbursed expenses for the employees and to the extent set forth in Schedule 1.2(a); and

                        (iii) all liabilities and obligations incurred by Seller in the ordinary course of business and consistent with the terms hereof since the date of the Base Balance Sheet which are outstanding at the time of the Closing.

The liabilities to be assumed by Buyer under this Agreement are hereinafter sometimes referred to as the "Assumed Liabilities."

                 (b) Except to the extent expressly assumed pursuant to Section 1.2(a) above, Buyer does not assume and shall not be liable for any debt, obligation, responsibility or liability of the Seller, or any Affiliate (as defined below), or any claim against any of the foregoing, whether known or unknown, contingent or absolute, or otherwise. Without limiting the foregoing sentence, Buyer shall have no responsibility with respect to the following, whether or not disclosed in the Base Balance Sheet or a Schedule hereto:

                        (i) liabilities and obligations related to or arising from any transactions with any officer, director or stockholder of Seller or any person or organization controlled by, controlling, or under common control with any of them (an "Affiliate");

                        (ii) liabilities and obligations for taxes of any kind resulting from the operation of Seller through the Closing and any liabilities and obligations for taxes of any kind related to or arising from the transfers contemplated hereby;

                        (iii) liabilities and obligations for damage or injury to person or property based upon events occurring prior to the date of Closing;

                        (iv) liabilities and obligations to employees of Seller, whether for accident, disability, or workers compensation insurance or benefits, benefits under employee benefit plans, back pay, accrued vacation, or obligations related to or resulting from severance of employment by Seller;

                        (v)    workmen's liens on any of the Subject Assets;

                        (vi) liabilities incurred by Seller in connection with this Agreement and the transactions provided for herein, including counsel and accountant's fees, filing fees and expenses related to Seller's proxy material, transfer and other taxes, and expenses pertaining to its liquidation or the performance by Seller of its obligations hereunder;

                        (vii) liabilities of Seller to its dissenting stockholders, if any to the extent holders of in excess of one-half percent (0.5%) of the outstanding shares of capital stock of Seller exercise dissenting stockholder rights under the California General Corporation Law; and

                        (viii) liabilities of Seller with respect to any options, warrants, agreements or convertible or other rights to acquire any shares of its capital stock of any class.

                 (c) The assumption of Assumed Liabilities by Buyer hereunder shall be treated as independent of Buyer's existing business and shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller or any of their respective subsidiaries. Nothing herein shall prevent Buyer from contesting in good faith any of the Assumed Liabilities.

         1.3 Purchase Price and Payment. In consideration of the sale by Seller to Buyer of the Subject Assets, in addition to the assumption by Buyer of the Assumed Liabilities, Buyer agrees to pay to Seller and to the Escrow Agent, as provided hereafter, the aggregate amount of Two Million One Hundred Forty-Four Thousand Dollars ($2,144,000) (the "Purchase Price"), subject to adjustment as provided for in Section 1.4 of this Agreement, which shall be payable as follows:

                 (a) the sum of One Million Eight Hundred Ninety-Four Dollars ($1,894,000) shall be paid at the Closing to Seller in cash, by certified check or by federal funds wire transfer; and

                 (b) the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) in cash, shall be deposited at the Closing into an interest bearing escrow account, and held pursuant to an Escrow Agreement, in substantially the form attached hereto as Exhibit 1.3 (the "Escrow Agreement").

         1.4 Adjustment to Purchase Price. The Purchase Price shall be reduced by One Dollar ($1.00) for each One Dollar ($1.00) that Seller's tangible book value as of the Closing Date, in accordance with generally accepted accounting principles, is less than Five Hundred Thousand Dollars ($500,000). Tangible book value shall be determined by Seller to be Seller's stockholders' equity minus all intangible assets and is subject to verification by Buyer or, at the option of Buyer, by Buyer's independent accountants, Coopers & Lybrand L.L.P. ("Coopers & Lybrand") through an audit or certain procedures as determined by Buyer. Buyer shall furnish to Seller, for Seller's review and comment, the results of any audit or procedures performed by Coopers & Lybrand. Any results from Coopers & Lybrand shall be final and binding on the parties hereto. In the event the Purchase Price is reduced as provided herein, the amounts of the reduction in the Purchase Price shall be paid to the Buyer out of the funds held in escrow pursuant to the Escrow Agreement to the extent of the balance thereof, and shall then be paid by the Seller. Any amount payable to Buyer as a result of a Purchase Price adjustment shall be paid to Buyer within five business days of notice to Seller either of Buyer's verification of Seller's calculation of Seller's tangible book value or of Coopers & Lybrand's results of audit or certain procedures performed in assessing the accuracy of Seller's calculation of Seller's tangible book value as of the Closing Date.

         1.5 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") will be held at the offices of Brown, Rudnick, Freed & Gesmer, counsel to the Buyer, at its offices at One Financial Center, Boston, Massachusetts on or before May 5, 1997 (the "Closing Date") or at such other place, date or time as may be fixed by mutual agreement of the parties.

         1.6 Delivery of Assumption of Liabilities. At the Closing, Buyer shall deliver or cause to be delivered to Seller, among other things, an agreement to assume the Assumed Liabilities having substantially the provisions of Section
1.2 hereof and in substantially the form set forth as Exhibit 1.6 hereto.

         1.7 Transfer of Subject Assets. At the Closing, Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all the









Subject Assets including a Bill of Sale in  substantially  the form set forth as
Exhibit 1.7 hereto, and such other instruments of transfer as Buyer may require. Such instruments of transfer (a) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance satisfactory to counsel for Buyer, and (c) shall effectively vest in Buyer good and marketable title to all the Subject Assets, free and clear of all liens, restrictions and encumbrances except those specifically disclosed in the Schedule hereto or in the Base Balance Sheet and which Buyer has agreed herein may remain in place at and after Closing.

         1.8 Delivery of Records and Contracts. At the Closing, Seller shall deliver or cause to be delivered to Buyer all of Seller's leases, contracts, commitments and rights, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. Seller shall also deliver to Buyer at the Closing all of Seller's business records, tax returns, books and other data relating to its assets, business and operations (except corporate records and other property of Seller excluded under Subsection 1.1(b)) and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the Subject Assets and business of Seller. After the Closing, Buyer shall afford to Seller and its accountants and attorneys reasonable access to the books and records of Seller delivered to Buyer under this Section 1.8 and shall permit Seller to make extracts and copies therefrom for the purpose of preparing such tax returns of Seller as may be required after the Closing and for other proper purposes approved by Buyer.

         1.9 Change of Name. Immediately following the Closing, Seller shall file with the California Secretary of State an amendment to its Charter (as hereafter defined) changing its name to a name which does not include the words "Source Scientific." At the Closing, Seller shall deliver to the Buyer a consent in form satisfactory to the Secretary of State of Massachusetts consenting to the use of the name "Source Scientific" by Buyer or any affiliate thereof.

         1.10 Further Assurances. Seller from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.7) and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer all of its right, title and interest in and to the Subject Assets free and clear of all liens and encumbrances, except those expressly permitted hereby. To the extent that the assignment of any lease, contract, commitment or right shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof; however, Seller shall obtain before the Closing any necessary consents or waivers to assure Buyer of the benefits of such leases, contracts, commitments or rights. Seller shall cooperate with Buyer to permit Buyer to enjoy Seller's rating and benefits under the workman's compensation laws and unemployment compensation laws of applicable jurisdictions, to the extent permitted by such laws. Nothing herein shall be deemed a waiver by Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of Seller.

         1.11 Tax Returns. Seller, with the assistance and approval of Buyer, shall promptly prepare and file on or before the due date or any extension thereof (together with Buyer's payment for the amount of taxes, if any, shown to be due thereon which constitute Assumed Liabilities) all required federal, state and local tax returns with respect to Seller's operations prior to the Closing. Unless Buyer otherwise requests, Seller shall also take all necessary steps to terminate its fiscal year for federal income tax purposes on the Closing date.

         1.12 Allocation of Purchase Price. The purchase price payable by Buyer for the Subject Assets pursuant to Section 1.3 and the face amount of the Assumed Liabilities assumed pursuant to Section 1.2 shall represent payment for the Subject Assets at the prices shown on a memorandum to be prepared and initialed by the parties and delivered at the Closing or as soon thereafter as required information is made available. The prices reflected in said memorandum shall represent the fair market values of the Subject Assets at the Closing, to the best of the knowledge and belief of the parties hereto, and the parties hereto agree that they will not take a position inconsistent with such allocation for Federal income tax purposes.

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby represents and warrants to Buyer as follows:

         2.1 Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of Seller's Certificate of Incorporation or equivalent document as amended to date ("Charter"), certified by the California Secretary of State, and of Seller's by-laws as amended to date, certified by Seller's Secretary (or the equivalent), and previously delivered to Buyer's counsel, are complete and correct. Seller is duly qualified to do business as a foreign corporation in every jurisdiction in which such qualification is required. The states in which Seller is so qualified are listed on Schedule 2.1.

         2.2 Capitalization of Seller. The authorized capital stock of the Seller consists of 75,000,000 shares of common stock, no par value (the "Common Stock"), of which 34,540,004 shares are validly issued and outstanding, fully paid and non-assessable as of the date of this Agreement. Except as set forth on
Schedule 2.2 hereto, there are no (a) outstanding warrants, options or other rights granted by Seller or, to Seller's knowledge, by any principal stockholders of Seller (the "Principal Stockholders"), to purchase or acquire, or pre-emptive rights with respect to the issuance or sale of, the capital stock of Seller, (b) other securities of Seller directly or indirectly convertible into or exchangeable for shares of capital stock of the Seller, or (c) restrictions on the transfer of Seller's capital stock. For purposes of this Agreement, Principal Stockholders shall include all stockholders of Seller who hold, of record or beneficially, five percent (5%) or more of the outstanding shares of Seller's Common Stock.

         2.3     Subsidiaries.

                 (a) Seller directly or indirectly owns the indicated amounts of the issued and outstanding capital stock of the corporations listed on Schedule
2.3 to this Agreement (hereinafter referred to as the "Subsidiaries" or individually as a "Subsidiary"). The Seller has good and marketable title to the shares of stock of each of the Subsidiaries which it owns, free of any adverse claim, lien or restriction, and there are no outstanding options, warrants or other rights of any kind to acquire any additional shares of stock of any of the Subsidiaries.








                 (b) Except as set forth on Schedule 2.3, each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted. The copies of the Charter and by-laws of each Subsidiary as amended to date, certified by the Secretary of State of the state of incorporation of such Subsidiary or its Secretary (or the equivalent) and previously delivered to Buyer's counsel are complete and correct. Each of the Subsidiaries is duly qualified to do business as a foreign corporation in every jurisdiction in which such qualification is required.

                 (c) Except as set forth on Schedule 2.3, neither Seller nor any of its Subsidiaries owns any securities issued by any other business organization or governmental authority, except U.S. Government securities. Neither Seller nor any of the Subsidiaries is a partner or participant in any joint venture or partnership of any kind.

         2.4 Authorization of Transaction. All necessary action, corporate or otherwise, has been taken by Seller and the Stockholders, if any such action is necessary, to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and the Agreement is the valid and binding obligation of Seller, enforceable in accordance with its terms.

         2.5 Present Compliance with Obligations and Laws. Neither Seller nor any Subsidiary is: (a) in violation of its Charter or by-laws; (b) in default in the performance of any material obligation, agreement or condition of any material debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any material indebtedness or terminate any material right; (c) in default or breach of (with or without the passage of time or the giving of notice) any other material contract to which it is a party or by which it or any of the Subject Assets are bound except as disclosed in Schedule 2.21; or (d) in violation of any law, regulation, administrative order or judicial order applicable to it or its business or the Subject Assets.

         2.6      No Conflict of Transaction With Obligations and Laws.

                  (a) Neither the execution, delivery or performance of this Agreement, nor the performance of the transactions contemplated hereby, will:
(i) constitute a breach or violation of the Charter or by-laws of Seller or any Subsidiary; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which Seller or any Subsidiary is a party, or give any person the right to accelerate any material indebtedness or terminate any material right; (iii) constitute (with or without the passage of time or giving of notice) a default under or breach of any other material agreement, instrument or obligation to which Seller or any Subsidiary is a party or by which it or any of the Subject Assets are bound; or (iv) result in a violation of any law, regulation, administrative order or judicial order applicable to Seller or any Subsidiary, or their businesses or the Subject Assets.

                 (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Seller do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any governmental authority.










         2.7 Financial Statements. Attached as Schedule 2.7 hereto are the following audited consolidated financial statements of Seller and its Subsidiaries and unconsolidated statements of such companies for the fiscal years ended June 30, 1996 and 1995 and unaudited consolidated financial statements for the six and three month periods ended December 31, 1996 all of which statements are complete and correct and fairly present the financial position of Seller and its Subsidiaries on a consolidated or unconsolidated basis, as the case may be, on the date of such statements and the results of their operations on the applicable basis for the periods covered thereby, and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and prior periods.

         The Seller's unaudited balance sheet as of December 31, 1996 included in the above financial statements is sometimes referred to hereinafter as the "Base Balance Sheet."

         2.8 Absence of Undisclosed Liabilities. As of the date of the Base Balance Sheet, Seller and its Subsidiaries had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except:
(a) the Assumed Liabilities; (b) liabilities stated or adequately reserved against on the Base Balance Sheet; and (c) liabilities disclosed in Schedule 2.8 hereto. Since the date of the Base Balance Sheet, Seller and its Subsidiaries had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due) except (a) the Assumed Liabilities; (b) liabilities stated or adequately reserved against on the Base Balance Sheet; (c) liabilities in the aggregate not in excess of [$5,000] arising in the ordinary course of business; and (d) liabilities disclosed in Schedule 2.8 hereto. There is no fact which materially adversely affects, or may in the future (so far as can now be reasonably foreseen) materially adversely affect, the business, properties, operations or condition of Seller and its Subsidiaries on a consolidated basis which has not been specifically disclosed herein or in a schedule furnished herewith.

         2.9 Absence of Certain Changes. Except as disclosed in Schedule 2.9 hereto, since the date of the Base Balance Sheet there has not been:

              (a) any change in the financial condition, properties, assets, liabilities, business or operations of the Seller or any Subsidiary which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to Seller or any Subsidiary;

              (b) any contingent liability incurred by Seller or any Subsidiary as guarantor or otherwise with respect to the obligations of others;

              (c) any mortgage, encumbrance or lien placed on any of the properties of Seller or any Subsidiary which remains in existence on the date hereof or at the time of Closing;

              (d) any obligation or liability incurred by Seller or any Subsidiary other than obligations and liabilities incurred in the ordinary course of business;

              (e) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Seller or any  Subsidiary  other  than in the  ordinary course of business;

              (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Seller and its Subsidiaries on a consolidated basis;

              (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Seller, or any Subsidiary other than a wholly-owned Subsidiary, or any direct or indirect redemption, purchase or other acquisition by Seller of its own capital stock or the stock of any such Subsidiary;

              (h) any labor trouble or claim of unfair labor practices involving Seller or any Subsidiary; any change in the compensation payable or to become payable by Seller or any Subsidiary to any of their officers, employees or agents other than normal merit increases in accordance with compensation programs existing on the date of the Base Balance Sheet, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

              (i) any change with respect to the management or supervisory personnel of Seller or any Subsidiary;

              (j) any payment or discharge of a material lien or liability of Seller or any Subsidiary which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter; or

              (k) any obligation or liability incurred by Seller or any Subsidiary to any of their employees, officers, directors or shareholders or any loans or advances made by Seller or any Subsidiary to any of their employees, officers, directors or shareholders, except transactions between Seller and a Subsidiary and normal compensation and expense allowances payable to officers.

         2.10 Payment of Taxes. Except as disclosed on Schedule 2.10 hereto, the Seller and each of its Subsidiaries have filed all federal, state, local, and foreign government income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and all other tax returns required to be filed by them, and they have paid all taxes owing by them except taxes which have not yet accrued or otherwise become due for which adequate provision has been made in the pertinent financial statements referred to in Section 2.7 above. All transfer, excise and other taxes payable to any jurisdiction by reason of the sale and transfer of the Subject Assets pursuant to this Agreement shall be paid or provided for by Seller after the Closing out of the consideration payable by Buyer hereunder. Except as disclosed on Schedule
2.10 hereto, the federal income tax returns of Seller and the Subsidiaries have never been examined by the Internal Revenue Service and no extension of time for the assessment of deficiencies for any year is in effect. The provisions for taxes reflected in the above-mentioned financial statements are adequate to cover any tax liabilities of Seller and any Subsidiary in respect of their respective businesses, properties and operations during the periods covered by said financial statements and all prior periods. Neither the Internal Revenue Service nor any other taxing authority is now asserting or threatening to assert against the Seller or any Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

         2.11     Title to Properties; Liens; Condition of Properties.








                  (a) Set forth on Schedule 2.11 hereto is a listing of (i) all the real property owned by Seller or any Subsidiary at the date hereof, (ii) all leases under which Seller or any Subsidiary leases real property at the date hereof, (iii) a complete description of the machinery, equipment and other personal property used or owned by Seller or any Subsidiary as of the date hereof, and (iv) all leases under which Seller or any Subsidiary leases any personal property at the date hereof. Except as specifically disclosed in
Schedule 2.11 or in the Base Balance Sheet, Seller and its Subsidiaries have good and marketable title in fee simple to all of their real and personal property, including property described in said schedule as owned, and all of their leases are valid and subsisting and fully assignable by Seller or its Subsidiaries (as the case may be) and no default exists under any thereof.

                 (b) None of the real or personal property owned or used by Seller or any Subsidiary is subject to any mortgage, pledge, lien (other than for taxes not yet due and payable), conditional sale agreement, security title, encumbrance or other charge, except as specifically disclosed in Schedule 2.11 or in the Base Balance Sheet.

                 (c)  Except as otherwise specified in Schedule 2.11 hereto:

                      (i) all buildings, machinery and equipment of Seller and each Subsidiary are in good repair, have been well maintained, substantially conform with all applicable ordinances, regulations and zoning or other laws, and do not encroach on property of others, and such machinery and equipment is in good working order; and

                      (ii) as of the date hereof, there is no pending or threatened change of any such ordinance, regulation or zoning or other law and there is no pending or threatened condemnation of any such property.

         2.12 Collectibility of Accounts Receivable. All of the accounts receivable of Seller and its Subsidiaries shown or reflected on the Base Balance Sheet, less a reserve for bad debts in the amount shown on the Base Balance Sheet, are, and those existing at the time of Closing, less the reserve shown on the Base Balance Sheet, will be, (a) valid and enforceable claims which arose out of transactions with unaffiliated parties, (b) fully collectible within 90 days from invoice date through the Seller's normal means of collection, and (c) subject to no set-off or counterclaim.

         2.13 Inventories. Except as set forth in Schedule 2.13, all finished goods, work in process and raw materials contained in the inventories of Seller and its Subsidiaries reflected on the Base Balance Sheet are, and those existing at the Closing will be, of a quality and quantity saleable in the ordinary course of the business of Seller and its Subsidiaries at prevailing market prices without discounts. Except as set forth in Schedule 2.13, all inventory items shown on the Base Balance Sheet are, and those existing at the Closing will be, priced at lower of cost (FIFO) or market, and reflect write-downs to realizable values in the case of items which have become obsolete or unsaleable (except at prices less than cost) through regular distribution channels in the ordinary course of the business of Seller and its Subsidiaries. Subject to write-downs complying with the preceding sentence, the values of the inventories stated in the Base Balance Sheet reflect the normal inventory valuation policies of Seller and its Subsidiaries and were determined in accordance with generally accepted accounting principles, practices and methods, consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements, and none are at prices materially in excess of current market prices. Sales commitments for finished goods are all at prices in excess of prices used in valuing inventory, after allowing for selling expenses and a normal profit margin. Since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business at prices no less than prevailing market prices, and in no event less than cost.

         2.14    Intellectual Property Rights.

                 (a) For purposes of this Section 2.14, "Intellectual Property" means a patent, patent application, trademark or service mark, trademark or service mark application, trade name or copyright, and "Computer Software" means all information, however embodied, with respect to information processing processes and programs, including software, firmware, databases and manuals and documentation with respect thereto.

                 (b) All rights of ownership of, or material licenses to use, Intellectual Property or Computer Software held by the Seller or any Subsidiary are listed on Schedule 2.14. There are no Intellectual Property or Computer Software rights, other than those set forth on such schedule, reasonably necessary to the conduct of the business of Seller and its Subsidiaries as presently conducted.

                 (c) Except as set forth on Schedule 2.14, all rights to Intellectual Property required to be listed in Schedule 2.14 and in which Seller or any Subsidiary claims ownership rights:

                      (i) have been duly registered in, filed in, or issued by the United States Patent Office, United States Register of Copyrights, or the corresponding offices of other countries identified on said schedule;

                      (ii)  have  been  properly   maintained   and  renewed  in
accordance with all applicable laws and regulations in the United States and such foreign countries;

                      (iii) in the case of copyrightable works of authorship, were developed and authored as original works of authorship either by full time employees of Seller or a Subsidiary within the normal scope of their duties as works for hire, or by third persons as works for hire under an express written obligation of assignment to Seller or a Subsidiary;

                      (iv) are owned exclusively by Seller or a Subsidiary, free and clear of any attachments, liens, or encumbrances; no other person has any right or interest in or license to use or right to license others to use any of the Intellectual Property;

                      (v) are freely transferable (except as otherwise required by law); and

                      (vi) are not subject to any outstanding order, decree, judgment or stipulation.

                 (d) Except as set forth in Schedule 2.14, with respect to any Computer Software used in or necessary to the business of the Seller and the Subsidiaries and in which Seller or any Subsidiary claims ownership rights, Seller and each Subsidiary have: (i) affixed in a timely manner appropriate copyright notices complying with the Copyright Act of 1976, as amended, and the rules and regulations of the United States Copyright Office to all copies of such Computer Software, in object code form or any other form distributed to the public; (ii) distributed such Computer Software only pursuant to written agreements limiting the use, reproduction, distribution and disclosure thereof, and requiring the licensees to preserve the confidentiality thereof to an extent adequate to protect Seller's rights therein; and (iii) disclosed or made available the source code or systems documentation thereof only to employees or consultants of the Seller who required such disclosure or access for the business purposes of the Seller.

                 (e) With respect to any Intellectual Property or Computer Software set forth on Schedule 2.14 which Seller or any Subsidiary holds a license to use, such license is adequate to the conduct of the business of Seller and its Subsidiaries as presently conducted.

                 (f) No proceedings to which Seller or any Subsidiary is a party have been commenced which (i) challenge the rights of Seller or any Subsidiary in respect of the Intellectual Property or any Computer Software listed on
Schedule 2.14, or (ii) charge Seller or any Subsidiary with infringement of any other person's rights in Intellectual Property or Computer Software; and no such proceeding to which Seller or a Subsidiary is not a party has been filed, nor are any such proceedings threatened to be filed.

                 (g) To Seller's knowledge, none of the rights in Intellectual Property or Computer Software listed on Schedule 2.14 is being infringed by any other person, and neither Seller nor any Subsidiary is infringing upon any Intellectual Property or Computer Software rights of any other person.

                 (h) No director, officer or employee of Seller or any of its Subsidiaries owns, directly or indirectly, in whole or in part, any Intellectual Property right which Seller or any of its Subsidiaries has used, is presently using, or the use of which is reasonably necessary to their respective businesses as now conducted.

                 (i) In addition to the Intellectual  Property  described above,
Seller and each of its Subsidiaries have the right to use, free and clear of any claims or rights of others except claims or rights described in Schedule 2.14, all trade secrets, customer lists, manufacturing secret processes (collectively "Trade Secrets") required for or used in the manufacture or marketing of all products formerly or presently produced by Seller or such Subsidiary, including products licensed from others. The Seller and its Subsidiaries have adopted measures adequate to protect their Trade Secrets. Copies of all forms of confidentiality or non-disclosure agreements utilized by Seller or any Subsidiary to protect its Trade Secrets have been provided to Buyer. The Seller and each of its Subsidiaries are not using or in any way making use of any Trade Secrets of any third party, including without limitation a former employer of any present or past employee of Seller or any Subsidiary.

                 (j) To Seller's knowledge, none of the Trade Secrets is being infringed by any other person, and none of the Trade Secrets infringe upon the trade secret rights of any other person.

         2.15    Contracts and Commitments.

                 (a) Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.15 hereto, neither Seller nor any Subsidiary is a party to or subject to:

                      (i) any contract or agreement for the purchase of any commodity, material, equipment or asset, except purchase orders in the ordinary course for less than $1,000 each, such orders not exceeding in the aggregate [$5,000];

                      (ii) any other contracts or agreements creating any obligations of Seller or any Subsidiary after the date of the Base Balance Sheet;

                      (iii) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                      (iv) any contract or agreement which by its terms does not terminate or is not terminable without penalty by Seller or such Subsidiary (or its successor or assign) within one year after the date hereof;

                      (v) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

                      (vi) any contract with any sales agent or distributor of products of Seller or any Subsidiary;

                      (vii) any contract containing covenants limiting the freedom of Seller or any Subsidiary to compete in any line of business or with any person or entity; or

                      (viii) any license or franchise agreement (as licensor or licensee or franchisor or franchisee).

                 (b) Except as described in Schedule 2.15, neither Seller nor any Subsidiary is in default under any contracts, commitments, plans, agreements or licenses to which they are party or by which they are bound or has knowledge of any termination, cancellation, limitation or modification or change in any business relationship with any material supplier or customer. For the purposes hereof, a supplier or customer is material if it accounts for more than two percent (2%) of the orders or sales, as the case may be, of Seller and its Subsidiaries on a consolidated basis.

         2.16    Labor and Employee Relations.

                  (a) Except as shown on Schedule 2.16 hereto, there are no currently effective consulting or employment agreements or other material agreements with individual consultants or employees to which Seller or any Subsidiary is a party or by which they are bound. Complete and accurate copies of all such written agreements have been delivered to Buyer. Also shown on
Schedule 2.16 are the name and rate of compensation (including all bonus compensation) of each officer, employee or agent of Seller or any Subsidiary.

                  (b) Except as shown on Schedule 2.16, none of the employees of Seller or any Subsidiary is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association. Each of Seller and the Subsidiaries has complied with applicable laws, rules and regulations relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, and payment of social security and similar taxes. There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances or other labor troubles pending or overtly threatened, with respect to the employees of Seller or any Subsidiary.

                  (c) There are no complaints against Seller or any Subsidiary pending or overtly threatened before the National Labor Relations Board or any similar state or local labor agencies, or before the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of Seller or any Subsidiary.

                  (d) There is no contingent liability for sick leave, vacation time, severance pay or similar items not set forth on the Base Balance Sheet or on Schedule 2.16. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law.

                  (e) The Seller has provided to Buyer a complete description of all employment policies under which the Seller or any Subsidiary has operated or which has been communicated to their employees.

         2.17     Employee Benefits and ERISA.

                  (a) Schedule 2.17 (a) hereto describes all of the employee compensation and benefit plans, agreements, commitments, practices or arrangements of any type (including, but not limited to, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) offered, maintained or contributed to by Seller or any Subsidiary for the benefit of current or former employees or directors of Seller or any Subsidiary, or with respect to which Seller or any Subsidiary has or may have any liability, whether direct or indirect, actual or contingent (including, but not limited to, liabilities arising from affiliation under Section 414(b), (c),
(m) or (o) of the Code or Section 4001 of ERISA) (collectively, the "Benefit Plans"). Neither Seller nor any Subsidiary has incurred any obligation for any withdrawal liability or liability to make any other contributions with respect to any employee benefit plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Neither Seller nor any Subsidiary has any liability, whether direct or indirect, actual or contingent, with respect to any employee pension plan as defined in Section 3(2) of ERISA, and which is intended to meet the qualification requirements of the Code that is a defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA, whether or not terminated (including, but not limited to, liabilities arising from affiliation under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA).

                  (b) With respect to each Benefit Plan described in Section 2.17(a) hereto, Seller has delivered to Buyer true and complete copies of: (i) any and all plan documents (including, but not limited to, all amendments thereto) and agreements (including, but not limited to, trust agreements, insurance contracts, and custodial and investment management agreements); (ii) any and all material employee communications (including, but not limited to, all summary plan descriptions and material modifications thereto, claims, review policies, distribution forms, and loan documents, as applicable); (iii) all returns or reports required at any time within the last five (5) years by ERISA or the Code (including, but not limited to, the five (5) most recent actuarial reports, if applicable); (iv) the most recent annual and periodic accounting of plan assets, if applicable; (v) the most recent determination letter received from the Internal Revenue









Service (the "Service"), if applicable; and (vi) in the case of any unfunded or self-insured plan or arrangement, a current estimate of accrued and anticipated liabilities thereunder.

                  (c) With respect to each Benefit Plan described on Schedule 2.17(a) hereto and except as set forth on Schedule 2.17(c) hereto, (i) if intended to qualify under Section 401(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered and enforced in accordance with its terms and all applicable laws, regulations and rulings in all material respects; (iii) no breach of fiduciary duty has occurred with respect to which Seller or any Subsidiary or any Benefit Plan may be liable or otherwise damaged in any material respect; (iv) no material disputes nor any audits or investigations by any governmental authority are pending or threatened; (v) no "prohibited transaction" (within the meaning of either Section 4975(c) of the Code or
Section 406 of ERISA) has occurred with respect to which Seller or any Subsidiary or any Benefit Plan may be liable or otherwise damaged in any material respect; (vi) all contributions (including, without limitation, normally anticipated matching or discretionary contributions under defined contribution plans), premiums, and other payment obligations have been accrued on the consolidated financial statements of Seller (including without limitation the Base Balance Sheet) in accordance with generally accepted accounting principles, and, to the extent due, have been made on a timely basis, in all material respects; (vii) all contributions or benefit payments made or required to be made under such plan meet the requirements for deductibility under the Code; (viii) Seller has expressly reserved the right to amend, modify or terminate such plan, or any portion of it, at any time without liability to itself; and (ix) no such plan requires Seller or any Subsidiary to continue to employ any employee or director.

                  (d) With respect to each Benefit Plan described on Schedule 2.17(a) hereto and except as set forth on Schedule 2.17(d) hereto, (i) no such plan is, or has ever been, subject to Title IV of ERISA; (ii) there is no excess of actuarial accrued liabilities or "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), over the fair market value of Plan assets as of the Closing Date; (iii) there has been no "accumulated funding deficiency," whether or not waived, and no missed "quarterly contributions," (as these terms are defined in ERISA); (iv) the funding methods used are acceptable under ERISA; (v) the actuarial assumptions used are and have been reasonable, both individually and collectively and calculated as if the participants receive lump sum payments upon plan termination; (vi) there has been no "reportable event" (as defined in Section 4043 of ERISA); (vii) there has been no termination or partial termination; (viii) there has been no filing with the Pension Benefit Guaranty Corporation ("PBGC") of an intent to terminate such plan, nor has the PBGC instituted any proceedings to terminate such plan; (ix) no lien has been created under Section 412(n) of the Code or Section 302(f) of ERISA; (x) neither Seller nor any Subsidiary has received a notice of deficiency or liability or a demand for payment from, incurred any liability to, been assessed a penalty by, or had a lien perfected or enforced by the PBGC; and (xi) if such plan is a multiemployer pension plan under which the Seller is obligated to make contributions, there would be no withdrawal liability under Title IV of ERISA upon the cessation of contributions to such plan as of the day of the Closing.

                  (e) With respect to each Benefit Plan described on Schedule 2.17(a) hereto which provides welfare benefits of the type described in Section 3(1) of ERISA: except as set forth on Schedule 2.17(e) hereto, (i) no such plan provides medical or death benefits with respect to current or former employees or directors of Seller or any Subsidiary, or their dependents, beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B of the Code; (ii) each such plan has been administered in compliance with









Sections 601-609 of ERISA and 4980B of the Code; (iii) no such plan is or is provided through a "multiple employer welfare arrangement" within the meaning of
Section 3(40) of ERISA; and (iv) no such plan has reserves, assets, surpluses or prepaid premiums.

                  (f) The consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay pursuant to a prior agreement with Seller; (ii) accelerate the time of payment or vesting under any Benefit Plan; or (iii) increase the amount of compensation or benefits due to any individual. No payment made or contemplated under any Benefit Plan constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

         2.18    Environmental Matters.

                  (a) Except as disclosed in Schedule 2.18 hereto, any and all waste oil, hazardous waste, hazardous substances, toxic substances or hazardous materials used or generated by Seller or any Subsidiary have always been and are being generated, used, stored or treated on or at any of the properties or facilities owned or leased by Seller or any Subsidiary (for the purposes of this Section, a "Site") in accordance with federal, state and local laws, regulations and ordinances. Copies of any and all filings made or documents prepared under the California Safe Drinking Water & Toxic Enforcement Act of 1986 and under Title III of the Superfund Amendments and Reauthorization Act of 1986, including without limitation material safety data sheets and chemical lists, have been provided to Buyer.

                  (b) Except as disclosed in Schedule 2.18 hereto, no petroleum, oil, hazardous waste, hazardous substances, toxic substances or hazardous materials used or generated by Seller or any Subsidiary have ever been, are being, are intended to be or are threatened with being spilled, released, discharged, disposed, placed, leaked, or otherwise caused to become located in the air, soil or water in, under or upon a Site. Seller has provided Buyer with copies of all notices filed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act or comparable state law, including without limitation any reports, whether oral or written, made to the National Response Center, or other agencies.

                  (c) Except as disclosed in Schedule 2.18 hereto, no petroleum, oil, hazardous substances or hazardous waste have ever been shipped by or for Seller or any Subsidiary to other sites or facilities for treatment, storage or disposal, and neither Seller nor any Subsidiary has received any notice that any sites or facilities to which any such wastes have been shipped or sent are subject to or threatened to become subject to any governmental response action or clean up order. Seller has provided Buyer with copies of all manifests documenting disposal of hazardous substances relating to operations of Seller and its Subsidiaries.

                 (d) Except as disclosed in Schedule 2.18 hereto, all hazardous materials and toxic substances have been shipped by Seller and its Subsidiaries in accordance with all applicable federal, state and local laws, regulations and ordinances, including The Hazardous Materials Transportation Act, the regulations of the Department of Transportation, and any corresponding state and local statute and regulations adopted pursuant to said acts.

                 (e) All underground tanks and other underground storage facilities located at any Site are disclosed in Schedule 2.18 hereto and copies of all notifications made to federal, state or local authorities pursuant to the Resource Conservation and Recovery Act relating to underground storage tanks have been provided to Buyer. As of the date hereof, none of such underground tanks and other underground storage facilities are in violation of any federal, state or local environmental law, regulation or ordinance.

                 (f) Except as disclosed in Schedule 2.18 hereto, all wells, water discharges and other water diversions on any Site are properly registered and/or permitted under, and copies of such permits have been provided to Buyer, and do not violate, any applicable federal, state or local law, regulation or ordinance.

                 (g) Except as disclosed in Schedule 2.18 hereto, each of Seller and its Subsidiaries has all necessary and applicable air permits and licenses, and has properly registered (for air pollution control purposes) all air emitting devices used in activities conducted by it, as required by applicable federal, state or local law, regulation or ordinance. Copies of all such permits have been provided to Buyer.

                 (h) Except as disclosed on Schedule 2.18 hereto, all asbestos insulated equipment or areas on any Site are in compliance with all applicable federal, state and local laws, current regulations, and ordinances.

                 (i) For purposes of this section, "hazardous waste", "hazardous substances", "hazardous material", "oil", "petroleum", "toxic substances", "manifest", "material safety data sheets", and "response action" shall have the meaning set forth in the Resource Conservation and Recovery Act, The
Comprehensive Environmental Response, Compensation and Liability Act, The Hazardous Materials Transportation Act, The Federal Water Pollution Control Act, The Toxic Substances Control Act, and corresponding state and local statutes, and ordinances and any amendments, or successor legislation to such Acts, or as currently defined in any federal, state or local regulations adopted pursuant to such Acts.

         2.19 Permits. Each of Seller and its Subsidiaries holds all licenses, permits and franchises which are required to permit it to conduct their respective businesses as presently conducted, and all such licenses, permits and franchises are listed on Schedule 2.19 hereto and are now, and will be after the Closing, valid and in full force and effect, and Buyer shall have full benefit of the same.

         2.20 Warranty or Other Claims. Except as disclosed on Schedule 2.20, there are no existing or threatened claim, nor are there any facts upon which a claim could be based, against Seller or any Subsidiary for services or merchandise which are defective or fail to meet any service or product warranties. No claim has been asserted against Seller or any Subsidiary for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

         2.21 Litigation. Except for matters described in Schedule 2.21 hereto, there is no litigation pending or threatened against Seller or any Subsidiary and there are no outstanding court orders, court decrees, or court stipulations to which Seller or any of its Subsidiaries is a party or by which any of their assets are bound, any of which (a) question this Agreement or affect the transactions contemplated hereby, or (b) materially restrict the present business, properties, operations, prospects, assets or condition, financial or otherwise, of Seller or any Subsidiary, or (c) will result in any material adverse change in the business, properties, operations, prospects, assets or the condition, financial or otherwise, of Seller or any of its








Subsidiaries. Neither Seller nor any Subsidiary, has any reason to believe that any further action, suit, proceeding or investigation which (a) questions this Agreement or affects the transactions contemplated hereby, or (b) materially restricts the present business, properties, operations, prospects, assets or conditions, financial or otherwise, of Seller or any Subsidiary, or (c) will result in any material adverse change in the business, properties, operations, prospects, assets or condition, financial or otherwise, of Seller or any of its Subsidiaries, which has not been identified in Schedule 2.21 may be brought against the Seller or any of its Subsidiaries.

         2.22 Borrowings and Guarantees. Except for the loan in the amount of Five Hundred Thousand Dollars ($500,000) made pursuant to that certain Business Loan and Security/Subordination Agreement by and among BBI, Seller and Concord Growth Corporation (the "Loan Agreement") and as otherwise set forth on Schedule
2.22 hereto,  there are no agreements and undertakings  pursuant to which Seller
(a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been delivered to Buyer.

         2.23 Financial Service Relations and Powers of Attorney. All of the arrangements which Seller or any Subsidiary has with any bank depository institution or other financial services entity, whether or not in Seller's or the Subsidiary's name, are completely and accurately described on Schedule 2.23 hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof. Except as set forth in Schedule 2.23 or pursuant to the Loan Agreement, neither the Seller nor any Subsidiary has any outstanding power of attorney.

         2.24 Insurance. Schedule 2.24 contains a complete and correct list of all policies of insurance maintained by Seller or any Subsidiary (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. Except for amounts deductible under policies of insurance described on such Schedule or with respect to risks assumed as a self-insurer and described on such Schedule, neither Seller nor any Subsidiary is, or has been at any time, subject to any liability as a self-insurer of the businesses or assets of Seller or any Subsidiary that is reasonably likely to have a material adverse effect upon the businesses, assets, revenues, condition (financial or otherwise) or prospects of Seller or any Subsidiary. Except as set forth on Schedule 2.24, there are no claims pending or overtly threatened, under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms.

         2.25 Minute  Books.  The minute books of Seller and the minute books of
each  Subsidiary   accurately  record  all  action  taken  by  their  respective shareholders, boards of directors and committees thereof.

         2.26 Finder's Fee. Except as set forth on Schedule 2.26 hereto, neither the Seller, nor any Subsidiary nor, to Seller's knowledge any Principal
Stockholder, has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.








         2.27 Transactions with Interested Persons. No officer, supervisory employee, director or stockholder of Seller or any Subsidiary, or their respective spouses or children, (a) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of Seller or any Subsidiary, or any organization which has a material contract or arrangement with Seller or any Subsidiary, or (b) has any contract or agreement with the Seller or any Subsidiary other than as disclosed on Schedule 2.27 hereto, and all such agreements are, except as noted on such schedule, on arms-length terms.

         2.28  Absence  of  Sensitive  Payments.  Neither  Seller,  any  of  its
Subsidiaries,   nor  any  of  their  respective  directors,   officers,  agents,
stockholders or employees, either on behalf of Seller or its Subsidiaries:

                 (a) has made or has agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic);

                 (b) has established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

                 (c) has made or has agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person, to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable law.

         2.29 Disclosure of Material Information. Neither this Agreement nor any schedule or exhibit hereto or certificate issued pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading, relating to the business or affairs of Seller and its Subsidiaries. There is no fact which materially adversely affects the business, condition (financial or otherwise) or prospects of Seller and its Subsidiaries which has not been set forth herein or in a Schedule hereto.

         2.30    SEC Filings.

                 (a) Seller has filed or caused to be filed all registration statements, reports or statements, and any amendments thereto, required to be filed by it pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, and has heretofore furnished (or shall prior to the Closing Date furnish) to Buyer copies, as applicable, of:

                      (i) Seller's Annual Report on Form 10-K for its three most recent fiscal years;

                      (ii) Seller's Annual Report to Stockholders for its three most recent fiscal years;

                      (iii)  Seller's   definitive   Proxy  Statements  for  all
meetings of stockholders since the beginning of its third preceding fiscal year; and








                      (iv) Seller's Quarterly Report(s) on Form 10-Q for each quarter since the end of its most recent fiscal year.

                 (b) The documents furnished to Buyer pursuant to paragraph (a) were prepared in accordance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder in all material respects and do not contain any misstatement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances, not misleading.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BBI AND BUYER.

BBI and Buyer hereby represent and warrant to Seller as follows:

         3.1 Organization of BBI and Buyer. Each of BBI and Buyer is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by each of them.

         3.2 Authorization of Transaction. All necessary action, corporate or otherwise, has been taken by BBI and Buyer to authorize the execution, delivery and performance of this Agreement, and the same is the valid and binding obligation of BBI and Buyer enforceable in accordance with its terms, subject to laws of general application affecting creditor's rights generally.

         3.3  No Conflict of Transaction With Obligations and Laws.

                  (a) Neither the execution, delivery or performance of this Agreement, nor the performance of the transactions contemplated hereby, will:
(i) constitute a breach or violation of BBI or Buyer's Charter or by-laws; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any material agreement, instrument or obligation to which BBI or Buyer is a party or by which either of them or their respective assets are bound which would materially affect the performance by Buyer of its obligations under this Agreement; or (iii) result in a violation of any law, regulation, administrative order or judicial order applicable to BBI or Buyer.

                  (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any governmental authority.

         3.4     SEC Filings.

                 (a) Buyer has filed or caused to be filed all registration statements, reports or statements, and any amendments thereto, required to be filed by it pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, and has heretofore furnished (or shall prior to the Closing Date furnish) to Seller copies, as applicable, of:

                 (i) Buyer's Annual Report on Form 10-K for its most recent fiscal year;




                 (ii) Buyer's Annual Report to Stockholders for its most recent fiscal year;

                 (iii) Buyer's definitive Proxy Statements for all meetings of Stockholders since the beginning of its preceding fiscal year; and

                 (iv) Buyer's Quarterly Report(s) on Form 10-Q for each quarter since the end of its most recent fiscal year.








         3.5 Litigation. There is no litigation pending or, to the knowledge of Buyer, threatened against Buyer which will have a material adverse effect on its properties, assets or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         3.6 Finder's Fee. Except as set forth on Schedule 3.6 hereto, Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

ARTICLE 4.  COVENANTS OF SELLER.

         Seller hereby covenants and agrees with Buyer as follows:

         4.1 Conduct of Business. Between the date of this Agreement and the Closing, Seller will do, and it will cause each of its Subsidiaries to do, the following unless Buyer shall otherwise consent in writing:

                  (a) conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

                  (b) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $300 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

                  (c) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

                  (d) refrain from making any change or incurring any obligation to make a change in its Charter or by-laws or authorized or issued capital stock, except as contemplated by this Agreement;

                  (e) refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of capital stock, or making any direct or indirect redemption, purchase or other acquisition of capital stock, of Seller or any Subsidiary other than a wholly-owned Subsidiary;

                  (f) refrain from entering into any employment contract or making any change in the compensation payable or to become payable to any of its officers, employees or agents;

                  (g) refrain from  prepaying  any loans from its  stockholders,
officers  or  directors   (if  any)  or  making  any  change  in  its  borrowing
arrangements;

                  (h) use its best efforts to prevent any change with respect to its banking arrangements;








                  (i) use its best efforts to keep intact its business organization, to keep available its present officers, agents and employees and to preserve the goodwill of all suppliers, customers and others having business relations with it;

                  (j) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in Schedule 2.24 hereto or equivalent insurance with any substitute insurers approved by Buyer; and

                  (k) permit Buyer and its authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to Buyer or its authorized representatives such financial and other information with respect to its business or properties as Buyer may from time to time reasonably request.

                 (l) promptly advise Buyer of additions, deletions or other changes required to be made to the Schedules hereto to make such Schedules accurate and complete as of the Closing solely as a result of the operation of the business of Seller in a manner consistent with the covenants of this Agreement, and to furnish Buyer with such revised Schedules at or prior to the Closing.

         4.2 Authorization from Others. Prior to the Closing, Seller will have obtained, and will cause its Subsidiaries to have obtained, all authorizations, consents and permits of others required to permit the consummation by Seller and its Subsidiaries of the transactions contemplated by this Agreement.

         4.3 Breach of Representations and Warranties. Promptly upon the occurrence of, or promptly upon Seller's becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Seller prior to the date hereof, of any of the representations and warranties of Seller contained in or referred to in this Agreement, Seller shall give detailed written notice thereof to Buyer and shall use its best efforts to prevent or promptly remedy the same.

         4.4 Consummation of Agreement. The Seller shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Seller will obtain all necessary authorizations or approvals of its stockholders and Board of Directors, to the sale of assets contemplated by this Agreement and the dissolution of Seller in accordance with the laws of the state of incorporation of Seller, which shall include as integral parts thereof:

                  (a) the transfer to Buyer of the Subject Assets upon the terms and conditions set forth in this Agreement;

                  (b) cessation of all business by Seller as Source Scientific, Inc. from and after the Closing, except in connection with its liquidation; and

                  (c) authorization to the officers and directors of Seller to discharge all debts and obligations of Seller (other than those assumed by Buyer hereunder), and to distribute in liquidation the purchase price received by Seller as provided herein.






         4.5 Compliance with Securities Laws. As soon as practicable after execution of this Agreement, Seller shall cause its counsel to initiate preparation of preliminary proxy materials in accordance with the Securities Exchange Act of 1934, and the rules and regulations thereunder, for a special meeting of the Company's stockholders at which the stockholders will be asked to approve the transactions contemplated hereby. Such proxy materials shall be in form and substance satisfactory to the Buyer and its counsel.

ARTICLE 5.  COVENANTS OF BBI AND BUYER.

         BBI and Buyer hereby covenant and agree with Seller as follows:

         5.1 Authorization from Others. Prior to the Closing Buyer will have obtained all authorizations, consents and permits of others required to permit the consummation by BBI and Buyer of the transactions contemplated by this Agreement.

         5.2 Consummation of Agreement. The Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, BBI will obtain any approvals of its stockholders or Board of Directors and Buyer will obtain any approvals of its stockholders or Board of Directors which may be required in order to consummate the transactions contemplated hereby.

         5.3 Disclosure of Adverse Change. Prior to the Closing, Buyer shall advise Seller of any fact which materially adversely affects the business, condition (financial or otherwise) or prospects of Buyer and BBI not otherwise previously publicly disclosed. To this end, Buyer shall have the right, prior to disclosing such fact to Seller, to require Seller to enter into a confidentiality agreement relating to non-disclosure of such fact consistent with compliance under the Securities Exchange Act of 1934.

ARTICLE 6.  CONDITIONS TO OBLIGATIONS OF BBI AND BUYER.

         The obligations of BBI and Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing Date the actions required by this Article 6 will have been accomplished.

         6.1 Shareholder Authorization. This Agreement and the transactions contemplated hereby shall have been duly approved by the affirmative vote of Seller's stockholders, as required by the laws of the state of incorporation of Seller.

         6.2 Dissenting Stockholders. Holders of not more than one-half percent (.5%) of the shares of the Common Stock of Seller shall have taken steps to preserve the rights of dissenting stockholders afforded by the laws of the state of incorporation of Seller, and Seller shall have delivered to Buyer a true and correct list of the names, addresses and numbers of shares held by each holder of dissenting shares of Seller and the steps taken by each such holder as required by the laws of Seller's jurisdiction of incorporation governing appraisal rights.

         6.3 Representations; Warranties; Covenants. Each of the representations and warranties of Seller contained in Article 2 shall be true and correct as though made on and as of the Closing Date. Seller shall, on or before the Closing Date, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing Date. Seller shall have delivered to Buyer a certificate of Seller's President and Chief Financial Officer dated as of the Closing Date, in form and substance satisfactory to BBI and Buyer, to the effect that the statements contained in Sections 6.3 and 6.4 are true and that all other conditions to BBI's and Buyer's obligations hereunder have been satisfied. Seller shall have delivered to Buyer a certificate of Seller's President and Chief Financial Officer, dated as of the Closing Date, in form and substance satisfactory to BBI and Buyer, confirming that the conditions set forth in Sections 6.1 and 6.2 have been fulfilled.

         6.4 No Material Adverse Change. There shall have been no material adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of Seller since the date hereof, whether or not in the ordinary course of business.

         6.5  Opinion of Seller's Counsel.

                  (a) At the Closing, BBI and Buyer shall have received from Susan L. Preston, Esquire, counsel for Seller, an opinion dated as of the Closing, in form and substance satisfactory to BBI and Buyer.

                  (b) At the Closing, BBI and Buyer shall have received from Messrs. Arter & Hadden, counsel for Seller, an opinion dated as of the Closing, in form and substance satisfactory to BBI and Buyer.

         6.6  Employment Contracts.  Each of the individuals  listed on Schedule
6.6 hereto shall have accepted employment with Buyer and executed and delivered to Buyer an employment agreement having substantially the terms and conditions contained in Exhibit 6.6 attached hereto, and all employment contracts to which Seller is a party shall have been terminated.

         6.7 Non-Competition Contracts. Seller and each of the individuals listed on Schedule 6.7 hereto shall have executed and delivered to Buyer non-competition agreements having substantially the terms and conditions of
Exhibit 6.7 attached hereto.

         6.8 Approval of Board of Directors. The transactions contemplated by this Agreement shall have been reviewed and approved by the Board of Directors of Buyer and BBI and their respective stockholders to the extent necessary.

         6.9 Approval of Buyer's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and all related legal matters contemplated by this Agreement shall have been approved by counsel for Buyer, provided that the approval of such counsel shall not be unreasonably withheld.

         6.10 Absence of Certain Litigation. There shall not be any (a) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or (c) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the opinion of counsel for Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of BBI or Buyer, in connection with the consummation of any material transaction contemplated hereby.

         6.11 FIRPTA Certificate. At the Closing, the Seller will deliver to Buyer certificates which satisfy the requirements of the regulations under
Section 1445 of the Internal Revenue Code of 1986, as amended.

         6.12 Consents and Waivers. Seller shall have obtained any necessary consents or waivers to assure Buyer of the benefits of all leases, contracts, commitments and rights, to the extent that the assignment of any lease, contract, commitment or right requires the consent of parties other than Seller.

         6.13 Escrow Agreement. There shall have been executed and delivered to BBI and Buyer an Escrow Agreement in substantially the form attached hereto as
Exhibit 1.3, pursuant to which $250,000 of the purchase price shall be deposited in escrow at the Closing to secure payment of any purchase price adjustment or indemnification payable to BBI and Buyer hereunder by reason of the breach of any of the representations and warranties of Seller or failure of Seller to perform any of its obligations hereunder, and said amounts shall have been deposited with the Escrow Agent pursuant to said Escrow Agreement.

         6.14 Convertible Debentures. Holders of the convertible debentures of Seller in the principal amount of $629,000 shall have converted the principal amount of such debentures and all accrued interest thereon ($70,898 as of January 31, 1997) into 13,997,960 shares of Seller's Common Stock and terminated in writing their stock purchase warrants, in full satisfaction of Seller's obligations to such debenture holders.

         6.15 Opinion of Independent Accountants. Buyer shall have received in form and substance reasonably satisfactory to it, reports and opinions on such business, financial and legal matters in connection with the transactions contemplated by this Agreement as it deems pertinent, including, without limitation, a satisfactory report from Buyer's independent accountants, Coopers & Lybrand, regarding Seller's business and financial condition.

         6.16 Opinion of Investment Banking Firm. Buyer shall have received in form and substance reasonably satisfactory to it, an opinion from a recognized investment banking firm to the effect that the purchase price is fair to Buyer's stockholders from a financial point of view.

         6.17 Due Diligence. The results of Buyer's due diligence investigation of Seller shall be satisfactory to Buyer, in Buyer's sole discretion. Any additions, deletions or other changes to be made to the Schedules hereto pursuant to Section 4.1(1) shall be satisfactory to Buyer, in Buyer's sole discretion.

         6.18 Facility Lease. The lease with respect to Seller's Garden Grove facility located at 7390 Lincoln Way, Garden Grove, California (the "Garden Grove Lease") shall have been amended, in form and substance satisfactory to Buyer, to reduce to approximately 25,000 square feet (one floor) the space leased by Seller, and to reduce the payment due under the Garden Grove Lease in proportion to the decrease in the amount of space leased.

         6.19 Reduction of Interest Payments. Concord Growth Corporation ("Concord") shall have agreed in writing to a reduction in the minimum interest payment to $2,500 per month in return for an increase in interest to the prime rate plus five percent (5%) and a reduction in advancement to seventy percent (70%), along with payment of the line of credit loan by April 30, 1997, and Concord shall have further agreed in writing that upon repayment of the principal amount of Seller's line of credit loan with Concord and all accrued but unpaid interest thereon, Concord shall waive its right to prepayment penalties of any kind.

         6.20 Consents to Transactions. BBI's lending bank, The First National Bank of Boston, shall have consented to the transactions contemplated hereby.

         6.21 Authorization. Seller shall have obtained and will cause its Subsidiaries to have obtained all authorities, consents and permits of others required to permit the consummation by Seller and its Subsidiaries of the transactions contemplated by this Agreement.

         6.22 Bulk Sales Law. Seller shall have complied with the obligations imposed on vendors under the Bulk Sales Act, or the equivalent, as a result of the transactions contemplated by this Agreement.

ARTICLE 7.  CONDITIONS TO OBLIGATIONS OF SELLER
                 .

The obligations of Seller to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 7 will have been accomplished.

         7.1 Shareholder Authorization. This Agreement and the transactions contemplated hereby shall have been duly approved by the affirmative vote of the stockholders of Seller as required by Seller's state of incorporation.

         7.2 Representations; Warranties; Covenants. Each of the representations and warranties of Buyer contained in Article 3 shall be true and correct as though made on and as of the Closing; Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to Seller a certificate of the President and any Vice President of Buyer dated as of the Closing to such effect.

ARTICLE 8.  TERMINATION OF AGREEMENT.

         8.1 Termination. At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of the parties with the approval of their respective Board of Directors, notwithstanding prior approval of this Agreement by the stockholders of any party, (b) by either party if there has been a material misrepresentation, breach of warranty or breach of covenant by the other party in its representations, warranties and covenants set forth herein,
(c) by Buyer if the conditions stated in Article 6 have not been satisfied at or prior to the Closing, or (d) by







Seller if the conditions stated in Article 7 have not been satisfied at or prior to the Closing.

         8.2 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 6 hereof have not been satisfied, Buyer shall have the right (but not the obligation) to proceed with the transactions contemplated hereby without waiving its rights hereunder, and if any of the conditions specified in Article 7 hereof have not been satisfied, Seller shall have the right (but not the obligation) to proceed with the transactions contemplated hereby without waiving its rights hereunder.

ARTICLE 9.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

         9.1 Survival of Warranties. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by either party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive through and until March 31, 1998, regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

         9.2 Collection of Assets. Subsequent to the Closing, Buyer shall have the right and authority to collect all receivables and other items transferred and assigned to it by Seller hereunder and to endorse with the name of Seller any checks received on account of such receivables or other items, and Seller agrees that it will promptly transfer or deliver to Buyer from time to time after Closing, any cash or other property that Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items required to be transferred by it to Buyer pursuant to the provisions hereof.

         9.3 Payment of Debts. Seller shall as promptly as possible after the Closing pay all debts and obligations not to be assumed by Buyer hereunder.

ARTICLE 10.  INDEMNIFICATION.

         10.1 Definitions. For purposes of this Article 10:

              "Losses" means all losses, damages (including, without limitation, punitive and consequential damages), liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

              "Buyer's Indemnified Persons" means BBI and the Buyer, and their respective directors, officers, employees, stockholders and agents.

              "Indemnified Person" means any person entitled to be indemnified under this Article 10.

              "Indemnifying Person" means any person obligated to indemnify another person under this Article 10.

              "Seller's Indemnified Persons" means the Seller.

              "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.









10.2     Indemnification by Seller.

                  (a) Subject to the limitations in paragraph (b) below, Seller agrees to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

                      (i) resulting from, relating to or arising out of any breach of any of the representations or warranties made by Seller in or pursuant to this Agreement or any schedule hereto or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

                      (ii) resulting from or arising out of any breach of any covenant or agreement made by Seller in or pursuant to this Agreement;

                      (iii) in respect of any liability or obligation of Seller or any Subsidiary not included in the Assumed Liabilities;

                      (iv) resulting from or arising out of any liability, payment or obligation arising out of any litigation or similar matter required to be described on Schedule 2.21, except to the extent of reserves with respect thereto on the Base Balance Sheet;

                      (v) resulting from or arising out of any liability, payment or obligation in respect of any taxes for all periods, or portions thereof, ending on or before the Closing Date, owing by Seller or any Subsidiary of any kind or description (including interest and penalties with respect thereto);

                      (vi) resulting from or arising out of any governmental or third party claims for damages or clean-up costs under any environmental law arising out of the operations of the Seller or any Subsidiary on or before the Closing Date, except to the extent of reserves with respect thereto on the Base Balance Sheet.

                 (b) The right to indemnification under paragraph 10.2(a) is subject to the following limitations: Seller shall have no liability under paragraph 10.2(a) unless one or more of the Buyer's Indemnified Persons gives written notice to Seller asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the earlier of the running of any applicable statute of limitations or March 31, 1998.

         10.3    Indemnification by Buyer.

                 (a) From and after the Closing Date, Buyer shall indemnify and hold harmless Seller's Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon them:





                      (i) resulting from or arising out of any breach of any of the representations or warranties made by Buyer, in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing; and

                      (ii) resulting from or arising out of any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement.

         10.4    Defense of Third Party Actions.

                 (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder, except to the extent, but only to the extent, it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 10.

                 (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

                 (c) By written notice within 45 days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

                 (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

                 (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

                 (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.









         10.5 Miscellaneous. Buyer's Indemnified Persons shall be entitled to indemnification under Section 10.2(a) and Seller's Indemnified Persons shall be entitled to indemnification under Section 10.3(a), regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person and limited only in accordance with Section 10.4(a) notice requirements.

         10.6 Payment of Indemnification.  Claims for indemnification under this
Article 10 other than pursuant to Section 10.3 shall be paid pursuant to the terms of the Escrow Agreement with respect to amounts held thereunder and otherwise by the Seller, and any claims for indemnification under this Article 10 shall be paid or otherwise satisfied by Indemnifying Persons within 30 days after notice thereof is given by the Indemnified Person if the Indemnifying Person does not dispute the claim, or within five (5) days of resolution of any disputed claim.

ARTICLE 11.  MISCELLANEOUS.

         11.1 Fees and Expenses. Except as set forth below, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Seller relating in any way to the purchase and sale of the Subject Assets hereunder shall be charged to or paid by Buyer or included in any account of Seller as of the Closing.

         Seller shall pay to Buyer upon demand a fee equal to all Expenses (as defined below) (the "Termination Fee"), payable by certified check or by federal funds wire transfer, if (i) the requisite approval of the transactions contemplated hereby by Seller's stockholders is not obtained at Seller's Special Meeting of Stockholders, (ii) the Special Meeting of Stockholders does not occur prior to April 30, 1997 or if it does occur, Seller's stockholders do not approve the transactions by the requisite vote, (iii) the conditions specified in Articles 6 and 7 hereof are not satisfied (other than regulatory approvals and breach by Buyer), (iv) Seller materially breaches the letter agreement dated February 4, 1997 between Buyer and Seller (the "Letter Agreement"), or (v) this Agreement is terminated by Seller for any reason other than as a result of a willful and material breach of this Agreement by Buyer; provided, however, that the Termination Fee shall be Buyer's Expenses plus $250,000 if Seller (or any affiliate) enters into an acquisition with a person other than Buyer, within one year of the date of the Letter Agreement.

         For purposes of this Article 8, "Expenses" means all fees and expenses incurred or paid by or on behalf of Buyer or any of its affiliates in connection with the consummation of any of the transactions contemplated hereby, by the Letter Agreement, by the Business Loan and Security/Subordination Agreement, or the transactions contemplated hereby or thereby, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Buyer or any of its affiliates and a reasonable allocation of corporate overhead. In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the first party).

         11.2 Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telegram or facsimile transmission) addressed as provided below and if either
(a) actually delivered electronically or physically at said address, or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested:

         If to the Seller, to:

Source Scientific, Inc.
7390 Lincoln Way
Garden Grove, CA  92841
Attention:  Richard A. Sullivan, President

with a copy to:

Weiss, Jensen, Ellis & Howard
520 Pike Street, Suite 2600
Seattle, WA  98101
Attention:  Susan L. Preston

If to BBI or Buyer, to:

Boston Biomedica, Inc.
375 West Street
West Bridgewater, MA 02379
Attention:  Richard T. Schumacher, President

with a copy to:

Brown, Rudnick, Freed & Gesmer
One Financial Center
Boston, MA  02111
Attention:  Steven R. London, Esquire and John G. Nossiff, Jr., Esquire

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

         11.4 Publicity and Disclosures. No press releases or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of BBI and Seller. Seller and BBI acknowledge, however, that, as public companies, Seller and BBI may be legally obligated to make certain public announcements from time to time regarding their respective businesses, including one or more announcements regarding the transactions contemplated by this Agreement. Accordingly, BBI and Seller agree that, notwithstanding any other provision of this Section 11.4, BBI and Seller shall be free to make such public announcements regarding the transactions contemplated by this Agreement at such time as Buyer, or BBI or Seller reasonably believes such announcements are required in order to comply with applicable federal and state securities laws, provided that each provides the other with a copy of such announcement at least 24 hours prior to its release.

         11.5 Non-Solicitation. Seller shall not, and shall use its best efforts to cause its affiliates, as that term is interpreted under the Securities Act of 1933, as amended, and each of its officers, directors, employees, representatives, and agents not to, directly or indirectly (a)








encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of any equity interest in Seller, proxy solicitation or other business combination involving Seller or any Subsidiary or (b) provide any nonpublic information concerning the business, properties or assets of Seller or any subsidiary to any person or entity (other than Buyer) other than in connection with the sale of products in the ordinary course of business.

         11.6 Confidentiality. The parties agree that they will keep confidential and not disclose or divulge any confidential, proprietary or secret information which they may obtain from the other in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder unless such information is or hereafter becomes public information.

         11.7 Entire Agreement. This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

         11.8 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

         11.9 Assignability. This Agreement may not be assigned otherwise than by operation of law (a) by BBI or Buyer without the prior written consent of Seller, or (b) by Seller without the prior written consent of Buyer. However, any or all rights of BBI and Buyer to receive performance (but not the obligations of Buyer to Seller hereunder) and rights to assert claims against Seller hereunder, may be assigned by Buyer to (i) any direct or indirect subsidiary, parent or other affiliate of Buyer, or (ii) any person or entity extending credit to BBI or Buyer to finance the purchase price. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         11.10 Amendment. This Agreement may be amended only by a written agreement executed by BBI, Buyer and Seller.

         11.11 Attorney-in-Fact. The Seller hereby irrevocably appoints and designates Richard T. Schumacher or his successor unanimously appointed in written notice by the Seller to the Buyer (the "Agent") as its agent and attorney-in-fact to accept service of process immediately following the Closing.

         11.12    Governing Law; Venue.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the Commonwealth of Massachusetts.








                  (b) Any claim, action, suit or other proceeding initiated by any of the Sellers' Indemnified Persons against Buyer, or by any of the Buyer's Indemnified Persons against any Seller, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any Federal or state court in the Commonwealth of Massachusetts, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and Seller and Buyer hereby waive any and all rights to object to the laying of venue in any such court, the assertion of personal jurisdiction over such persons by any such court and to any right to claim that any such court may be an inconvenient forum. Seller and Buyer hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

         11.13  Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

         11.14 Effect of Table of Contents and Headings. Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.









         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representatives.

                                            BOSTON BIOMEDICA, INC.

                                            BY: /s/ Richard T. Schumacher
                                                --------------------------------
                                                Richard T. Schumacher, President

                                            BBI-SOURCE SCIENTIFIC, INC.

                                            BY: /s/ Richard T. Schumacher
                                                --------------------------------
                                                Name: Richard T. Schumacher
                                                Title: President

                                            SOURCE SCIENTIFIC, INC.

                                            BY: /s/ Richard A. Sullivan
                                                --------------------------------
                                                Richard A. Sullivan, President








                       ASSETS FOR CASH PURCHASE AGREEMENT

                         List of Schedules and Exhibits






Schedule 1.1                Assets

Schedule 1.2(a)  -          Liabilities Assumed

Schedule 2.1  -             Qualification of Seller

Schedule 2.2  -             Options, Warrants and Convertible
                            Securities

Schedule 2.3  -             Subsidiaries

Schedule 2.7  -             Financial Statements of the Seller

Schedule 2.8  -             Undisclosed Liabilities

Schedule 2.9  -             Changes Since Base Balance Sheet Date

Schedule 2.10               Payment and Taxes

Schedule 2.11 -             Property, Leases and Equipment

Schedule 2.13               Inventories

Schedule 2.14 -             Intellectual Property Rights

Schedule 2.15 -             Contracts and Commitments

Schedule 2.16 -             Labor and Employee Relations

Schedule 2.17(a) -          ERISA; Compensation and Benefit Plans

Schedule 2.17(c)            ERISA; Compensation and Benefit Plans

Schedule 2.17(d)            ERISA; Compensation and Benefit Plans

Schedule 2.17(e)            ERISA; Compensation and Benefit Plans

Schedule 2.18 -             Environmental Matters

Schedule 2.19 -             Permits










Schedule 2.20               Claims

Schedule 2.21 -             Litigation

Schedule 2.22 -             Borrowings and Guarantees

Schedule 2.23 -             Banking and Financial Arrangements

Schedule 2.24 -             Insurance

Schedule 2.26               Finder's Fees

Schedule 2.27               Transactions with Interested Persons

Schedule 6.6 -              Parties to Employment Contracts

Schedule 6 7                Parties to Non-Competition Contracts

Exhibit 1.3:                Escrow Agreement

Exhibit 1.6:                Assumption of Liabilities

Exhibit 1.7:                Bill of Sale

Exhibit 6.6:                Employment Contract

Exhibit 6.7:                Non-Competition Contract



The Registrant undertakes to supply copies of the omitted Schedules and Exhibits to the Commission upon request.